FIRST AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 28, 2008

among

EV ENERGY PARTNERS, L.P.,
As Parent,

EV PROPERTIES, L.P.,
as Borrower,

THE GUARANTORS,

JPMORGAN CHASE BANK, N.A.
as Administrative Agent,

and

THE LENDERS PARTY HERETO

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) dated as of August 28, 2008, is among EV ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Parent”); EV PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”); the undersigned guarantors (the “Guarantors”, and together with the Parent and the Borrower, the “Obligors”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Parent, the Agents and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 1, 2007 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2.  Amendments to Credit Agreement.

2.1  Amendments to Section 1.02.

(a)  The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, including the Schedules and Exhibits hereto, as the same may be amended or supplemented from time to time.

(b)  The definition of “Applicable Margin” is hereby amended in its entirety to read as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	≤ 50%	> 50% ≤ 75%	> 75% ≤ 90%	> 90%
ABR Loans	0.000%	0.000%	0.250%	0.500%
Eurodollar Loans	1.250%	1.500%	1.750%	2.000%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

(c)  The following definitions are hereby added where alphabetically appropriate to read as follows:

“Acquisition” means each of (i) the Protégé Acquisition, (ii) the San Juan Acquisition and (iii) the Trek Acquisition.

“Acquisition Documents” means collectively, (i) the Protégé Acquisition Documents, (ii) the San Juan Acquisition Documents and (iii) the Trek Acquisition Documents.

“Acquisition Properties” means collectively, (i) the Protégé Acquisition Properties, (ii) the San Juan Acquisition Properties and (iii) the Trek Acquisition Properties.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement, dated as of August 28, 2008, among the Parent, the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means August 28, 2008.

“Protégé Acquisition” means the acquisition of certain Oil and Gas Properties pursuant to the terms and conditions of the Protégé Acquisition Documents.

“Protégé Acquisition Documents” means (a) the Purchase and Sale Agreement between Protégé Energy LLC, as Seller, and Borrower, as Buyer, dated as of July 16, 2008, to be effective as of June 1, 2008, and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended.

“Protégé Acquisition Properties” means the Oil and Gas Properties and other properties acquired by the Borrower pursuant to the Protégé Acquisition Documents.

“San Juan Acquisition” means the acquisition of certain Oil and Gas Properties pursuant to the terms and conditions of the San Juan Acquisition Documents.

“San Juan Acquisition Documents” means (a) the Purchase and Sale Agreement between EnerVest Energy Institutional Fund IX, L.P. and Energy Institutional Fund IX-WI, L.P., as Sellers, and Borrower, as Buyer, dated as of August 11, 2008, to be effective as of June 1, 2008, and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended.

“San Juan Acquisition Properties” means the Oil and Gas Properties and other properties acquired by the Borrower pursuant to the San Juan Acquisition Documents.

“Trek Acquisition” means the acquisition of certain Oil and Gas Properties pursuant to the terms and conditions of the Trek Acquisition Documents.

“Trek Acquisition Documents” means (a) the Purchase and Sale Agreement between Trek Resources, Inc., as Seller, and Borrower, as Buyer, dated July 17, 2008, to be effective as of August 1, 2008, and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended.

“Trek Acquisition Properties” means the Oil and Gas Properties and other properties acquired by the Borrower pursuant to the Trek Acquisition Documents.

2.2  Amendment to Section 2.07(a). Section 2.07(a) is hereby amended in its entirety to read as follows:

(a) Borrowing Base. For the period from and including the First Amendment Effective Date to but excluding the next Scheduled Redetermination Date, the amount of the Borrowing Base shall be $415,000,000. In connection with each Acquisition, assuming the conditions in Section 6.03 are satisfied with respect to such Acquisition, the Borrowing Base shall automatically increase by the amount set forth for such Acquisition on Attachment I to the First Amendment (the “Acquisition Borrowing Base Adjustment”).

2.3  Amendment to Section 3.05(d). Section 3.05(d) is hereby amended in its entirety to read as follows:

(d) Borrowing Base Increase Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender then party to this Agreement, ratably in accordance with its Applicable Percentage, a Borrowing Base increase fee in an amount to be agreed at such time, on the amount of any increase of the Borrowing Base over the highest Borrowing Base previously in effect, payable on the day a New Borrowing Base Notice is given.

2.4  Amendment to Section 6.03. Section 6.03 is hereby amended in its entirety as follows:

Section 6.03 Acquisition Borrowing Base Adjustments. Each Acquisition Borrowing Base Adjustment shall not become effective until the date on which each of the following conditions is satisfied:

(a) The Acquisition related to such Acquisition Borrowing Base Adjustment closes on or before October 1, 2008.

(b) The Administrative Agent shall have received (i) a certificate of a Responsible Officer certifying: (A) that the Borrower is concurrently consummating such Acquisition in accordance with the terms of the relevant Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the relevant Acquisition Properties contemplated by such Acquisition Documents; (B) as to the final purchase price for such Acquisition Properties after giving effect to all adjustments as of the closing date contemplated by the relevant Acquisition Documents and specifying, by category, the amount of such adjustment; (C) that attached thereto is a true and complete list of the Acquisition Properties which have been excluded from such Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of exclusion as (1) title defect, (2) preferential purchase right, (3) environmental or (4) casualty loss; (D) that attached thereto is a true and complete list of all Acquisition Properties for which any seller has elected to cure a title defect; (E) that attached thereto is a true and complete list of all Acquisition Properties for which any seller has elected to remediate an adverse environmental condition; and (F) that attached thereto is a true and complete list of all Acquisition Properties which are currently pending final decision by a third party regarding purchase of such property in accordance with any preferential right; (ii) a true and complete executed copy of each of the material Acquisition Documents; and (iii) such other related documents and information as the Administrative Agent shall have reasonably requested.

(c) The Administrative Agent shall have received from the Borrower duly executed Security Instruments in compliance with Section 8.14(a) and (b), as applicable, for the relevant Acquisition Properties.

(d) The Administrative Agent shall have received title information as the Administrative Agent may reasonably require and which is satisfactory to the Administrative Agent setting forth the status of title to the relevant Acquisition Properties evaluated in the applicable Reserve Report.

(e) The Administrative Agent shall be reasonably satisfied with the environmental condition of the relevant Acquisition Properties.

(f) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the relevant Acquisition Properties other than those being released or assigned to Administrative Agent concurrently with the consummation of such Acquisition and Liens permitted under Section 9.03.

(g) The Administrative Agent shall have received a legal opinion of the Borrower’s legal counsel in a form and of substance reasonably acceptable to the Administrative Agent.

(h) The Administrative Agent shall have received a certificate of a Responsible Officer certifying (i) that the Borrower has received all consents and approvals required by Section 7.03 in connection with such Acquisition and (ii) there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened against or affecting the Parent, the Borrower or any of their Subsidiaries that involve any relevant Acquisition Document, the Transactions or that could impair the consummation of the Acquisition on the time and in the manner contemplated by such Acquisition Documents.

(i) The Administrative Agent shall have received evidence satisfactory to it that all Liens associated with such Acquisition Properties (other than Liens permitted under Section 9.03) have been released or terminated or assigned to the Administrative Agent contemporaneously with the Acquisition and that arrangements satisfactory to the Administrative Agent have been made for recording and filing of such releases or assignments, as applicable.

(j) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request with respect to such Acquisition.

2.5  Amendment to Annex I. Annex I is hereby amended in it entirety by substituting Annex I-A attached hereto.

Section 3.  Additional Lenders and Reallocation of Commitments and Loans. The Borrower has requested an increase in the Aggregate Maximum Credit Amounts pursuant to Section 2.06(c) of the Credit Agreement to an aggregate maximum amount of $700,000,000. In lieu of the requirements under Section 2.06(c)(ii)(E), the Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Commitments. Further, ING Capital LLC, U.S. Bank National Association and The Frost National Bank shall each become party to the Credit Agreement as an Additional Lender. On the First Amendment Effective Date and after giving effect to such reallocation of the total Commitments, the Commitment of each Lender shall be as set forth on Annex I-A of this First Amendment. Each Additional Lender shall be deemed to have acquired the Commitment allocated to it pursuant to the terms of the Additional Lender Certificate attached as Exhibit E-2 to the Credit Agreement as if such Additional Lender had executed an Additional Lender Certificate with respect to such allocation. The Administrative Agent and the Borrower hereby consent to the reallocation of Commitments and each Additional Lender’s acquisition of an interest in the total Commitments. Pursuant to the terms hereof, the Borrower is increasing the Aggregate Maximum Credit Amounts to the maximum allowed under Section 2.06(c)(ii)(A); therefore, after giving effect to this First Amendment, Section 2.06(c) of the Credit Agreement shall have no further force or effect.

Section 4.  Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

4.1  The Administrative Agent shall have received from each of the Lenders, the Additional Lenders, the Parent, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

4.2  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof.

4.3  No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.  Miscellaneous.

5.1  Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

5.2  Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.3  Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.4  No Oral Agreement. This First Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

5.5  GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

5.6  Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7  Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	EV PROPERTIES, L.P.
	By:	EV Properties GP, LLC, its general partner
	By:	/s/ MICHAEL E. MERCER
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

PARENT AND GUARANTOR:	EV ENERGY PARTNERS, L.P.
	By:	EV Energy GP, L.P., its general partner
	By:	EV Management, L.L.C., its general partner
	By:	/s/ MICHAEL E. MERCER
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

OTHER GUARANTORS:	EV PROPERTIES GP, LLC

	By:	/s/ MICHAEL E. MERCER
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

ENERVEST PRODUCTION PARTNERS, LTD.
By:	EVPP GP, LLC, its general partner
By:	/s/ MICHAEL E. MERCER
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

CGAS PROPERTIES, L.P.
By:	EVCG GP, LLC, its general partner
By:	/s/ MICHAEL E. MERCER
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

ENERVEST-CARGAS, LTD.
By:	EVPP GP, LLC, its general partner
By:	/s/ MICHAEL E. MERCER
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

1

LOWER CARGAS OPERATING COMPANY LLC
By:	Enervest-Cargas, Ltd., its sole member
By:	Enervest-Cargas, Ltd., its sole member
By:	/s/ MICHAEL E. MERCER
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

EVPP GP, LLC EVCG GP, LLC

By:	/s/ MICHAEL E. MERCER
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

ENERVEST MONROE MARKETING, LTD. ENERVEST MONROE GATHERING, LTD.
By:	EVPP GP, LLC, its general partner
By:	/s/ MICHAEL E. MERCER
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT	JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

	By:	/s/ MICHAEL A. KAMAUF
Name: Michael A. Kamauf
Title: Vice President

LENDERS	UNION BANK OF CALIFORNIA, N.A., as a Lender

	By:	/s/ DANIEL A. DAVIS
Name: Daniel A. Davis
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ PAUL PRITCHETT
Name: Paul Pritchett
Title: Vice President

2

COMPASS BANK, as a Lender

By:	/s/ DOROTHY MARCHAND
Name: Dorothy Marchand
Title: Senior Vice President

BNP PARIBAS, as a Lender

By:	/s/ POLLY SCHOTT
Name: Polly Schott
Title: Director

By:	/s/ BETSY JOCHER
Name: Betsy Jocher
Title: Director

COMERICA BANK, as a Lender

By:	/s/ MATTHEW TURNER
Name: Matthew Turner
Title: Corporate Banking Officer

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ SCOTT HODGES
Name: Scott Hodges
Title: Vice President

CITIBANK, N.A., as a Lender

By:	/s/ THOMAS BENAVIDES
Name: Thomas Benavides
Title: Senior Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ ANDY OSTROV
Name: Andy Ostrov
Title: Director

ROYAL BANK OF CANADA, as a Lender

By:	/s/ DON J. MCKINNERNEY
Name: Don J. McKinnerney
Title: Authorized Signatory

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ W. BRYAN CHAPMAN
Name: W. Bryan Chapman
Title: Senior Vice President

3

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ VANESSA GOMEZ
Name: Vanessa Gomez
Title: Director

By:	/s/ NUPUR KUMAR
Name: Nupur Kumar
Title: Associate

ADDITIONAL LENDERS:	ING CAPITAL LLC, as a Lender

	By:	/s/ CHARLES HALL
Name: Charles Hall
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ HEATHER H. HAN
Name: Heather H. Han
Title: Vice President

THE FROST NATIONAL BANK, as a Lender

By:	/s/ ANDREW A MERRYMAN
Name: Andrew A. Merryman
Title: Senior Vice President

4

ATTACHMENT I

Acquisition	Borrowing Base Increase Amount
Protégé Acquistion and Trek Acquisition	30,000,000 (Total Borrowing Base of $445,000,000)
San Juan Acquisition	$80,000,000 (Total Borrowing Base of $525,000,000)